Exhibit 99.1

EXECUTION VERSION

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made and entered into as of September 1, 2024, by and between Steel Excel Inc. (the “Company”), a Delaware corporation and an indirect, wholly-owned subsidiary of Steel Partners Holding, L.P. (“SPLP”), and each of the entities listed on Schedule A hereto (each a “Holder” and collectively the “Holders”), each of which owns, directly or indirectly, the securities set forth beside such Holder’s name on Schedule A hereto.

RECITALS

WHEREAS, the Holders currently own an aggregate of 1,267,803 common units, no par value, of SPLP (the “SPLP Common Units”);

WHEREAS, the Holders currently own an aggregate of 439,673 shares of common stock, par value $0.01 (the “STCN Shares”, and, together with the SPLP Common Units, the “Purchased Securities”), of Steel Connect, Inc., a Delaware corporation and affiliate of the Company (“STCN”); and

WHEREAS, the Company and the Holders have agreed to enter into this Agreement pursuant to which the Company will purchase all of the Purchased Securities (the “Transaction”), which constitute all of the equity securities of STCN and SPLP owned by the Holders and any affiliates of the Holders, from the Holders for cash, in each case, on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. SPLP Purchase. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined herein), each Holder will assign, transfer and deliver to the Company all of its rights, title and interests in all SPLP Common Units free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, option or other adverse claim thereto (a “Lien”), and the Company will pay each Holder $50.00 per SPLP Common Unit for an aggregate purchase price of $63,390,150 (the “SPLP Cash Payment”).

2. STCN Purchase. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined herein), each Holder will assign, transfer and deliver to the Company all of its rights, title and interests in all STCN Shares free and clear of any Lien, and the Company will pay each Holder $12.00 per STCN Share for an aggregate purchase price of $5,276,076 (the “STCN Cash Payment” and, together with the SPLP Cash Payment, the “Cash Payment”).

3. Closing and Closing Deliveries. The closing of the Transaction (the “Closing”) shall take place remotely by electronic exchange of documents and signatures on the second business day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Section 8 below (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions), unless another date, time or place is agreed to in writing by the parties hereto (the “Closing Date”).

4. At the Closing:

(a) the Company shall:

(i) pay the aggregate Cash Payment to Steven A. Hale II, as representative of the Holders (the “Seller Representative”), by wire transfer of immediately available funds to the account designated by the Seller Representative as soon as commercially practicable, but in no event later than one (1) business day, after completion of the Deposit/Withdrawal At Custodian initiated by the Seller Representative, which Cash Payment will be distributed by the Seller Representative to the Holders in accordance with Schedule A. Seller Representative will provide to the Company e-mail-copied visibility from the commencement of the Deposit/Withdrawal At Custodian process through completion. Company will provide to Seller Representative the name of its broker and custodian and will further provide Seller Representative e-mail-copied visibility regarding all communications with such broker and custodian confirming the Deposit/Withdrawal At Custodian. The payment by the Company of the Cash Payment in accordance with this Section 4(a)(i) shall discharge and satisfy in full the Company’s obligations hereunder and the Company shall have no further liability or obligation to pay any person with respect thereto.

(b) each Holder shall:

(i) effect by book entry, in accordance with the applicable procedures of The Depository Trust Company, the delivery to the Company of all of the Purchased Securities and all other documents and instruments reasonably requested by the Company to effect the transfer of the Purchased Securities to the Company.

5. Representations and Warranties of the Holders. Each Holder, solely with respect to itself, represents and warrants to the Company, as of the date hereof, as follows:

(a) Title to Purchased Securities and Holding Period. Such Holder is the sole legal and beneficial owner of the Purchased Securities set forth beside such Holder’s name on Schedule A hereto. All Purchased Securities of such Holder were either (i) acquired in an open market transaction that was registered or exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) with respect to Purchased Securities that were not acquired in an open market transaction that was registered or exempt from registration under the Securities Act, such Holder has either (I) held the Purchased Securities for at least one (1) year, or will satisfy such holding period requirement as of the Closing, or (II) acquired the Purchased Securities from a person who was not and has not been in the ninety (90) days prior to the sale, an Affiliate (as defined herein) of SPLP or STCN, as applicable, and, as a result of tacking the holding period of prior non-Affiliate purchasers, has held the Purchased Securities for at least one (1) year, or will satisfy such holding period requirement at Closing. Such Holder has good, valid and marketable title to the Purchased Securities set forth beside such Holder’s name on Schedule A hereto free and clear of all Liens. Except for this Agreement, the organizational documents of SPLP and STCN, and any agreement, contract, option or other arrangement or understanding solely among the Holders, such Holder is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any of the common equity securities of SPLP or STCN (or any rights or interests of any nature whatsoever in or with respect to any of the common equity securities of SPLP or STCN) or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the common equity securities of SPLP or STCN.

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(b) Existence; Authority; Binding Effect. Such Holder is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Holder has full legal capacity, power and authority to execute and deliver this Agreement, and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the Transaction. The execution, delivery and performance by such Holder of this Agreement and any other agreements or instruments executed or to be executed and delivered by the Holders in connection herewith, and the consummation of the Transaction contemplated hereby and thereby by the Holders, have been duly and validly authorized and approved by the board of directors or other governing body of such Holder, and no other actions on the part of such Holder are necessary in respect thereof. This Agreement is, and the other agreements and instruments executed hereunder by the Holders in connection herewith, will be a valid and binding obligation of such Holder, in each case, to the extent party thereto, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

(c) No Violation. None of the execution, delivery or performance of this Agreement and each of the other agreements or instruments executed and delivered by such Holder in connection herewith, will conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon the Purchased Securities set forth beside such Holder’s name on Schedule A hereto under (i) the organizational documents of such Holder; (ii) any law, order, writ, injunction or decree applicable to such Holder or by which any property or asset of such Holder is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which such Holder is a party or by which such Holder or any property or asset of such Holder is bound or affected.

(d) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other individual, corporation, association, partnership or other entity or organization is required to be obtained, made or given by or with respect to such Holder in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by such Holder, or as a condition to the performance of any obligations hereunder or thereunder by such Holder.

(e) No Affiliate Status. Such Holder and any affiliates of such Holder do not own, and immediately prior to Closing will not own, any equity securities of (i) SPLP other than the SPLP Common Units or (ii) STCN other than the STCN Shares. Such Holder is not and has not been, during the consecutive three-month period preceding the date hereof, an “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of SPLP or STCN. Such Holder did not acquire the Purchased Securities set forth beside such Holder’s name on Schedule A hereto, directly or indirectly, from an Affiliate of SPLP or STCN. Such Holder is not a subsidiary or Affiliate of the Company and is not otherwise closely-related to any director or officer of the Company or, except with respect to the other Holders, any beneficial owner of 5% or more of the outstanding SPLP Common Units or STCN Shares.

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(f) No Reliance. Such Holder acknowledges and agrees that (i) it has been furnished with all materials it considers relevant to making an investment decision to enter into the Transaction and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission, including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) it has had a full opportunity to ask questions of and receive answers from the officers of the Company concerning the Company, their business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Transaction, (iii) such Holder, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the Transaction, and that such Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transaction and to make an informed investment decision with respect to such Transaction, and that such Holder is capable of sustaining any loss resulting therefrom without material injury, (iv) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives, except for the representations and warranties made by the Company in this Agreement, (v) any disclosure documents provided in connection with the Transaction are the responsibility of the Company and (vi) no statement or written material contrary to this Agreement has been made or given to such Holder by or on behalf of the Company.

Such Holder specifically understands and acknowledges that, on the date of this Agreement and on the Closing Date, the Company may have in its possession non-public information that could be material to the market price of the SPLP Common Units or STCN Shares that it has not disclosed to the Holders. Such Holder hereby represents and warrants that, in entering into this Agreement and consummating the Transaction, it does not require the disclosure of such non-public information to it by the Company in order to make decisions for the Transaction related to the SPLP Common Units or STCN Shares or a disposition of the SPLP Common Units or STCN Shares, and hereby waives any claims arising out of or relating to the Company’s failure to disclose such non-public information to the Holders in connection with the execution of this Agreement and consummation of the Transaction.

Such Holder also specifically acknowledges that the Company would not enter into this Agreement or any related documents in the absence of the Holders’ representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, are a fundamental inducement to the Company, and a substantial portion of the consideration provided by the Holders, in the Transaction, and that the Company would not enter into the Transaction but for this inducement.

Such Holder agrees that it will, upon request, execute and deliver any additional documents reasonably deemed by the Company to be necessary or desirable to complete the Transaction.

(g) Tax Consequences. Such Holder understands that the tax consequences of the Transaction will depend in part on its own tax circumstances. Such Holder acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances. On or prior to the Closing, such Holder shall deliver to the Company a completed IRS Form W-9 or W-8, as applicable, with regards to such Holder.

(h) No Broker’s Fees. Such Holder has not incurred nor become liable for any broker’s commissions or finder’s fee relating to the Transaction contemplated by this Agreement.

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6. Representations and Warranties of the Company. The Company represents and warrants to each Holder, as of the date hereof, as follows:

(a) Existence; Authority; Binding Effect. The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The execution, delivery and performance of this Agreement and any other agreements or instruments executed or to be executed and delivered in connection herewith, and the consummation of the Transaction by the Company, has been duly and validly authorized and approved by the board of directors or other governing body of the Company and no other actions on the part of the Company, SPLP or STCN are necessary in respect thereof other than those that will be taken prior to the Closing. This Agreement is, and each agreement and instrument executed hereunder by the Company in connection herewith will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(b) No Violation. None of the execution, delivery or performance of this Agreement and each of the other agreements or instruments executed and delivered by the Company or SPLP in connection herewith, will conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or SPLP under (i) the organizational documents of the Company or SPLP; (ii) any law, order, writ, injunction or decree applicable to the Company or SPLP or by which any property or asset of the Company or SPLP is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or SPLP is a party or by which the Company, SPLP or any property or asset of the Company or SPLP is bound or affected.

(c) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other individual, corporation, association, partnership or other entity or organization is required to be obtained, made or given by or with respect to the Company or SPLP in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by the Company, or the performance of any obligations hereunder or thereunder by the Company, other than those that will be obtained prior to Closing.

(d) Investment Purpose. The Company is acquiring the Purchased Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act. The Company acknowledges that the Holders have not registered the offer and sale of the Purchased Securities under the Securities Act or any state securities laws, and that the Purchased Securities may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Company is able to bear the economic risk of holding the Purchased Securities for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(e) No Broker’s Fees. The Company has not incurred nor become liable for any broker’s commissions or finder’s fee relating to the Transaction.

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7. Covenants.

(a) Standstill. The Holders hereby agree, on behalf of themselves and their Affiliates, that for a period of two (2) years from the date hereof, neither the Holders nor any of their Affiliates will (and will not assist or form a group or act in concert with other persons to), directly or indirectly, through one or more intermediaries, in any manner: (i) acquire or seek to acquire by means of a purchase, tender or exchange offer, business combination, or in any other manner, any beneficial ownership interest in any equity securities or debt securities of, or participation interests in any outstanding loans to, SPLP, STCN or any of SPLP and STCN’s Affiliates, including, without limitation, any rights, warrants or options to acquire, or securities convertible into or exchangeable for, such securities, including as part of a “group” within the meaning of Section 13(d) of the Exchange Act or (ii) enter into, whether as investor, counterparty, “short party”, “hedge party”, or otherwise, any contract, arrangement, understanding, plan, agreement or commitment (whether oral or written) with respect to any derivative securities of SPLP, STCN or any of SPLP and STCN’s Affiliates. For the avoidance of doubt, the parties hereto hereby agree that DMC Global Inc. or any successor thereto shall not be deemed an Affiliate of SPLP or STCN for purposes of this Section 7(a).

(b) Mutual Non-Disparagement. Each party agrees not to make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning the other party, including each parties’ affiliates and their respective officers, directors, employees, shareholders and agents in any manner likely to be harmful to the other party or their business, business reputations or personal reputations. Notwithstanding the foregoing, nothing in this Section 7(b) shall prohibit either party from responding to any request for information or disclosure of documents if required by law, court order, subpoena or other legal process, in any criminal, civil, or regulatory proceeding or investigation, or in any legal dispute between the parties.

(c) Confidentiality. Each Holder shall not and shall instruct its Affiliates to not, without the prior written consent of the Company, disclose (i) the existence or contents of this Agreement; (ii) the fact that discussions, or negotiations are taking or have taken place concerning the purchase, sale or exchange of the Purchased Securities, including the status thereof and any communications that are taking or have taken place with the Company’s board of directors or management of the Company, SPLP, STCN or any of their Affiliates or (iii) any terms, conditions, or other matters relating to this Agreement, except to those of its employees, agents, advisors or representatives having a legitimate need to know for purposes of this Agreement and an obligation to keep such information confidential.

8. Conditions to Closing. The obligation of each party to effect the Transaction, and to execute and deliver documents, at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) delivery of the deliverables pursuant to Sections 3 and 4 hereof;

(b) the representations and warranties of the Holders contained in Section 5 hereof shall be true and correct in all material respects (except for the representations and warranties in the first two sentences of Section 5(a), which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing, with the same force and effect as though made on and as of such date; and

(c) the representations and warranties of the Company contained in Section 6 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, with the same force and effect as though made on and as of such date.

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9. Miscellaneous.

(a) Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

(b) Amendments and Waivers. Amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of each party hereto.

(c) Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

(d) Costs and Expenses. The Holders and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

(e) Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to any choice of law rules (whether of the State of New York or any other jurisdictions) to the extent such rules would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by email shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

STEEL EXCEL INC.

By:	/s/ Jack Howard
	Name:	Jack Howard
	Title:	President

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

Hale Partnership Fund, L.P.

By: Hale Partnership Capital Management, LLC,

its Investment Advisor

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

Clark-Hale Fund L.P.

By: Hale Partnership Capital Management, LLC,

its Investment Advisor

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

MGEN II – Hale Fund, L.P.

By: Hale Partnership Capital Management, LLC,

its Investment Advisor

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

Dickinson – Hale Fund L.P.

By: Hale Partnership Capital Management, LLC,

its Investment Advisor

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

Smith – Hale Fund L.P.

By: Hale Partnership Capital Management, LLC,

its Investment Advisor

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

Signature Page to Purchase Agreement

The Vanderbilt University (SMA)

By: Hale Partnership Capital Management, LLC,

its Investment Advisor

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

SELLER REPRESENTATIVE, SOLELY WITH RESPECT TO SECTION (4)(a)(i):

/s/ Steven A. Hale II

Steven A. Hale II

Signature Page to Purchase Agreement

Schedule A

(a)	Purchased Securities

Entity	SPLP Common Units Owned	STCN Shares Owned
Hale Partnership Fund, L.P.
Clark-Hale Fund L.P.
MGEN II – Hale Fund, L.P.
Dickinson – Hale Fund L.P.
Smith – Hale Fund L.P.
The Vanderbilt University (SMA)

(b)	Allocation of Cash Payment

Entity	Cash Payment
Hale Partnership Fund, L.P.	$
Clark-Hale Fund L.P.
MGEN II – Hale Fund, L.P.
Dickinson – Hale Fund L.P.
Smith – Hale Fund L.P.
The Vanderbilt University (SMA)
$